Exhibit 99

              Marine Products Corporation Reports Stock Buyback

    ATLANTA, July 10 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) today reported that during its fiscal quarter ended June 30, 2003 it had purchased for cash on the open market, and retired, a total of 95,000 shares of its $0.10 par value common stock. The stock buyback program authorizes the repurchase of up to one million shares.
    Marine Products Corporation (Amex: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats and Robalo outboard offshore fishing boats, and continues to diversify its product line through product innovation and strategic acquisition. With premium brands and a solid capital structure, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit www.marineproductscorp.com .

    For information contact:
    BEN M. PALMER                              JIM LANDERS
    Chief Financial Officer                    Corporate Finance
    404.321.7910                               404.321.2162
    irdept@marineproductscorp.com